UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to Form 8-K
FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 23, 2007

ABLE ENERGY, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-15035	22-3520840
(States or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

198 Green Pond Road, Rockaway, NJ 07866
(Address of Principal Executive Offices) (Zip Code)

Registrants' telephone number, including area code (973) 625-1012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Amendment No. 1 to the Current Report on Form 8-K is being filed by Able Energy, Inc. (the "Company") in order to supplement certain of the information disclosed in the Company's Current Report on Form 8-K filed on July 24, 2007 under Item 4.02.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously announced in its Current Report on Form 8-K dated December 19, 2006, which was filed on December 26, 2006, the Board of Directors, upon the recommendation of the Audit Committee of the Company, concluded that adjustments were required to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2005 (the “2005 Form 10-K”), and that therefore, such consolidated financial statements no longer should be relied upon because in the aggregate, the cumulative effect of such adjustments can be viewed as material errors in these financial statements. As a result, the Company filed an amended 2005 Form 10-K on April 12, 2007 with restated consolidated financial statements to reflect such adjustments. In lieu of restating the quarterly financial statements for the year ended June 30, 2005, the Company incorporated such restatements in the notes to its annual report on Form 10-K for the year ended June 30, 2006, which was filed on April 12, 2007.

As the Company is about to file its quarterly report on Form 10-Q for the periods ended September 30, 2006, December 31, 2006 and March 31, 2007 (collectively, the “Quarterly Reports”), on July 23, 2007 the Company's Board of Directors, upon the recommendation of the Audit Committee of the Company, concluded that the quarterly financial data for the corresponding quarterly periods ended September 30, 2005, December 31, 2005 and March 31, 2006 (“2005 Quarterly Financials”), which will be presented in the condensed consolidated financial statements contained in the respective Quarterly Reports, will require adjustments and, therefore, such 2005 Quarterly Financials no longer should be relied upon because, in the aggregate, the cumulative effect of such adjustments can be viewed as material errors in such condensed consolidated financial statements.

The aforementioned 2005 Quarterly Financials are being restated and to correct for errors relating to (1) the amortization of a customer list; (2) the deferral of revenue recognition associated with certain twelve month service contracts; (3) the improper accrual of audit fees; (4) the issuance and cancellation of common stock in regard to non-performance by a consultant under its consulting agreement with the Company; (5) the timing of the recording of directors’ fees; (6) the timing of recording of bad debt expense; and/or (7) the deferral of previously recorded revenue.

Consequently, the September 30, 2005 Quarterly Financials, as previously filed on Form 10-Q/A on December 8, 2005, the December 31, 2005 Quarterly Financials as previously filed on Form 10-Q on February 16, 2006 and the March 31, 2006 Quarterly Financials as previously filed on Form 10-Q on May 15, 2006, cannot be relied on because of such restatement and adjustments. The Company is restating the Quarterly Financials as they will appear in the Company’s quarterly report for each of the periods ended September 30, 2006, December 31, 2006 and March 31, 2007, respectively. The Company expects to file the Quarterly Reports on or before July 31, 2007.

The Company’s September 30, 2005 Quarterly Financials are being restated in order to reflect the following items: (1) additional amortization expense of $10,513 during the quarter ended September 30, 2005; (2) increase of revenues by $3,996 for the quarter ended September 30, 2005, in order to properly and consistently account for deferral of revenue recognition for service contracts; (3) the recording of $31,337 of selling, general and administrative expenses relating to the accrual of certain audit fees for services that had been performed during the quarter (but which had previously been treated as an accrued expense for services that had not yet been performed); (4) recording of a charge of $42,886 during the three months ended September 30, 2005 for Directors’ fees improperly charged in prior periods; (5) reducing selling, general and administrative expenses by $9,740 during the three month period ended September 30, 2005 to reflect the reversal of the effect of a share issuance during the fiscal year ended June 30, 2005, which has subsequently been canceled; (6) recording of a charge of $49,461 to reflect bad debt expense that should have been taken during the three month period ended September 30, 2005; (7) reducing assets and stockholders equity by $1,997,500 for related party receivables that were reclassified from assets to notes and loans receivable - related parties, a contra - equity account; (8) decreased additional paid - in capital and prepaid expenses and other current assets by $71,429 for the cancellation of stock issued for consulting services; and, (9) current liabilities have been increased by $500,000 and stockholders' equity has been decreased by $500,000 for the conversion of a $500,000 note payable into common stock as of September 30, 2005 that was subsequently determined as not to be effected until October 13, 2005.

The Company’s December 31, 2005 Quarterly Financials are being restated in order to reflect the following items: (1) additional amortization expense of $10,513 during the quarter ended December 31, 2005; (2) increase of revenues by $192,621 for the quarter ended December 31, 2005, in order to properly and consistently account for deferral of revenue recognition for service contracts; (3) recording of a charge of $42,886 during the three months ended December 31, 2005 for Directors’ fees improperly charged in prior periods; (4) reducing selling, general and administrative expenses by $22,727 during the three month period ended December 31, 2005 to reflect the reversal of the effect of a share issuance during the fiscal year ended June 30, 2005, which has subsequently been canceled; (5) reducing selling, general and administrative expenses by $49,461 to reflect bad debt expense that should have been taken during the three month period ended September 30, 2005; (6) the reduction of revenue by $79,679 to reflect the deferral of revenue previously recorded for the sale of Able Oil Company Montgomery, Inc.; and, (7) reducing assets and stockholders' equity by $1,897,500 for related party receivables that were reclassified from assets to notes and loans receivable - related parties, a contra - equity account.

The Company’s March 31, 2006 Quarterly Financials are being restated in order to reflect the following items: (1) additional amortization expense of $10,513 during the quarter ended March 31, 2006; (2) a decrease in selling, general and administrative expenses of $110,000 relating to the accrual of certain audit fees for services that had not yet been performed during the quarter ended March 31, 2006; (3) a reduction in selling, general and administrative expenses of $85,772 for previous quarters directors’ fees improperly charged to the three months ended March 31, 2006; and, (4) reducing assets and stockholders' equity by $2,066,201for related party receivables that were reclassified from assets to notes and loans receivable - related parties, a contra - equity account.

In summary, the Company believes that the overall impact on the Company’s condensed consolidated financial statements would be as follows:

	For the Three Months Ended

	September 30, 2005	December 31, 2005	March 31, 2006

Total revenues as previously reported	$13,131,413	$22,340,176	$26,265,365
Adjustments	1,652	115,286
Restated total revenues	$13,133,065	$22,455,462	$26,265,365

Gross profit as previously reported	$923,169	$2,026,410	$2,454,557
Adjustments	200,322	369,842	328,702
Restated gross profit	$1,123,491	$2,396,252	$2,783,259

Net loss as previously reported	$(1,342,032)	$(1,900,507)	$(1,521,016)
Adjustments	(120,458)	86,277	185,262
Restated net loss	$(1,462,490)	$(1,814,230)	$(1,335,754)

Basic and diluted earnings per share:
Continuing operations
Net loss as previously reported	$(0.59)	$(0.74)	$(0.52)
Adjustments	(0.01)	0.04	0.07
Net loss as restated	$(0.60)	$(0.70)	$(0.45)

Basic and diluted average number of
common shares outstanding:
As previously reported	2,285,756	2,579,754	2,939,379
Adjustments	159,685	(1,549)
As restated	2,445,441	2,578,205	2,939,379

	As of
	September 30, 2005	December 31, 2005	March 31, 2006

Total assets as previously reported	$18,959,068	$19,027,838	$15,523,171
Adjustments	(2,433,693)	(1,679,385)	(2,185,899)
Restated total assets	$16,525,375	$17,348,453	$13,337,272

Total Liabilities as previously reported	$14,174,984	$14,864,854	$10,689,325
Adjustments	627,655	624,252	101,183
Restated total liabilities	$14,802,639	$15,489,106	$10,790,508

Total equity as previously reported	$4,784,084	$4,162,984	$4,833,846
Adjustments	(3,061,348)	(2,303,637)	(2,287,082)
Restated total equity	$1,722,736	$1,859,347	$2,546,764

An authorized officer of the Company has discussed these adjustments with the Company’s current and predecessor independent registered public accounting firms.

In connection with the restatement, under the direction of its Chief Executive Officer and Acting Chief Financial officer, the Company has reevaluated its disclosure controls and procedures and identified the following material weaknesses which existed at the time of the filing of the September 30, 2005, December 31, 2005 and March 31, 2006 Quarterly Financials: (1) insufficient accounting expertise to apply accounting principles generally accepted in the United States and (2) inadequate segregation of duties, including insufficient supervision and review of accounting staff work. As a result of these weaknesses the Company concluded that its disclosure controls were not effective as of September 30, 2005, December 31, 2005 and March 31, 2006 (respectively). The Company took action to correct these weaknesses by hiring a full time Chief Financial Officer with experience in public company filings, SEC compliance and financial statement preparation. As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on June 21, 2006, the CFO, whom the Company hired has subsequently left the Company. In the interim, the Company has appointed an acting CFO and hired outside financial consultants to provide support to the CFO. In addition, during the 2006 fiscal year, the Company adopted Disclosure Controls and Procedure Guidelines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 27th day of July 2007.

ABLE ENERGY, INC.

By:	/s/ Gregory Frost
Gregory Frost
Chief Executive Officer